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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                      OF

                              PROVIDIAN CAPITAL I


     THIS Certificate of Trust of Providian Capital I (the "Trust"), dated as of January 21, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
                                                                            ----
C. (S)3801, et seq.).
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     1.   Name.  The name of the business trust formed hereby is Providian
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Capital I.

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware are The Bank of New York (Delaware), White Clay
Center, Route 273, Newark, Delaware 19711.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
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filing.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                  THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust

                                  /s/ Mary Jane Morrissey
                                  _____________________________________
                                  Name:  Mary Jane Morrissey
                                  Title:  Authorized Signatory